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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-44729 and 333-48467) of Computer Learning Centers, Inc. of our report dated March 17, 1999, except as to Note 16, which is as of April 29, 1999, appearing on page F-2 of this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
New York, New York
May 3, 1999